Exhibit 10.7

FORM of

LYDALL, INC.

NONQUALIFIED STOCK OPTION AGREEMENT FOR OUTSIDE DIRECTORS

IN LIEU OF CASH-BASED RETIREMENT BENEFITS

THIS NONQUALIFIED STOCK OPTION AGREEMENT (this “Agreement”) is made and entered into as of                     ,20     (the “Date of Grant”) between Lydall, Inc., a Delaware corporation (the “Company”), and the undersigned recipient (the “Recipient”) of a Nonqualified Stock Option granted under the Amended and Restated Lydall 2003 Stock Incentive Compensation Plan (the “Plan”). All capitalized terms used but not defined in this Agreement shall have the same meanings that have been ascribed to them in the Plan, unless the context clearly requires otherwise.

1. Grant of Award. The Company hereby grants to the Recipient, pursuant to Section 7.2 of the Plan, a Nonqualified Stock Option to purchase up to 325 shares of Common Stock (the “Stock Option”), subject to the restrictions, terms and conditions set forth in the Plan and this Agreement.

2. Type of Stock Option. The Stock Option is a Nonqualified Stock Option which does not qualify for Incentive Stock Option treatment under Section 422A of the Internal Revenue Code of 1986, as amended.

3. Stock Option Price. The purchase price of each share subject to the Stock Option is $            , being 100 percent of the Fair Market Value of the Common Stock on the Date of Grant.

4. Acceptance of Award. The Recipient shall have no rights with respect to the Stock Option unless he or she accepts the award by signing and delivering to the Company a copy of this Agreement no later than the close of business on the date that is thirty (30) days after the Date of Grant.

5. Manner of Exercise of a Stock Option. The Company’s administrative agent, BNY Mellon (the “Administrative Agent”), must be used to exercise all or any portion of the Stock Option, including cashless and sell-to-cover transactions. The Administrative Agent will provide the Recipient with a confirmation of each exercise made. The Administrative Agent will collect funds for option costs and taxes related to an exercise (as applicable), or issue the net proceeds in the case of a cashless exercise. To exercise all or any portion of the Stock Option or to ask questions, contact the Administrative Agent.

Directors are subject to Section 16 of the Securities Exchange Act of 1934, as amended, and Rule 144 promulgated under the Securities Act of 1933, as amended, and, therefore, are required to pre-clear Stock Option transactions with Lydall’s General Counsel as required by the Company’s “Securities Law Compliance Policy”. All Directors must comply with Lydall’s policies regarding trading of its securities by Company personnel.

6. Additional Terms and Conditions.

(a) Term of Stock Option. The Stock Option shall have a term of ten (10) years from the Date of Grant, subject to earlier termination in accordance with the provisions of paragraph (d) below in the event that the Recipient ceases to be a Director of the Company.

(b) Exercise of Stock Option and Limitations Thereon. The Stock Option shall be exercised in the manner set forth in paragraph 5 of this Agreement. The Stock Option shall be exercisable subject to the following limitations:

(i) no shares may be purchased prior to April     , 20    ;

(ii) on or after April     , 20    , one third of the total award may be purchased;

(iii) on or after April     , 20    , two-thirds of the total award may be purchased;

(iv) on or after April     , 20    , the total award may be purchased;

(v) no shares may be purchased pursuant to such Stock Option after April     , 20    .

(c) Nontransferability. The Stock Option shall not be transferable by the Recipient otherwise than by will or by the laws of descent and distribution, and the Stock Option shall be exercisable, during his or her lifetime, only by the Recipient.

(d) Early Termination of the Stock Option. If the Recipient shall no longer be a Director of the Company, his or her directorship having been terminated for any reason whatsoever, the Stock Option shall continue to vest and be exercisable in whole or in part for a period of three (3) years from the date on which the Recipient ceases to be a Director of the Company; provided, however, that in no event shall the Stock Option be exercisable beyond the ten (10) year term specified in paragraph (a) above.

(e) Stockholder Rights. The Recipient shall not be entitled to any rights as a stockholder with respect to any shares subject to the Stock Option prior to the date of issuance to him or her of any such shares.

7. Changes in Capitalization. Neither this Agreement nor the grant of the Stock Option shall affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceedings, whether of a similar character or otherwise.

8. Change in Control. In the event of a Change in Control of the Company during the vesting period of this Agreement the Stock Option shall immediately and entirely vest in full in accordance with the terms and conditions of the Plan.

9. Plan Terms and Committee Authority. This Agreement and the rights of the Recipient hereunder are subject to all of the terms and conditions of the Plan, as it may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for the administration of the Plan. It is expressly understood that the Committee is authorized to administer, construe and make, in its sole and absolute discretion, all determinations necessary or appropriate for the administration of the Plan and this Agreement, all of which shall be binding upon the Recipient. This Agreement shall be interpreted and applied in a manner consistent with the provisions of the Plan, and in the event of any inconsistency between this Agreement and the Plan, the terms of the Plan shall control.

10. Amendment; Modification; Waiver. No provision of this Agreement may be amended, modified or waived unless authorized by the Committee, and no amendment or modification of this Agreement may be made except in writing signed by each of the parties hereto.

11. Agents. The Company has the right to change the appointed transfer agent or Administrative Agent from time to time.

12. Business Day. If any event permitted or required by this Agreement is scheduled to take place on a day on which the Company’s corporate offices are not open for business, such event shall take place on the next succeeding day on which the Company’s corporate offices are open for business.

13. Titles. The titles to sections or paragraphs of this Agreement are intended solely for convenience and no provision herein is to be construed by reference to the title of any section or paragraph.

14. Notices. Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided, that, unless and until some other address be so designated, all notices or communications to the Company shall be mailed to or delivered to its Vice President, General Counsel and Secretary, with a copy to its Vice President Human Resources, both at One Colonial Road, P. O. Box 151, Manchester, Connecticut, 06045-0151, and all notices by the Company to the Recipient may be given to the Recipient personally or may be mailed to him or her at the last address designated for the Recipient on the records of the Company. For purposes of this paragraph, the term “mailed” includes electronic delivery methods.

15. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut without reference to the principles of conflict of laws thereof, and the Recipient agrees to the exclusive jurisdiction of Connecticut courts.

16. Compliance with Laws. The issuance of the shares of Common Stock pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and any rules and regulations promulgated thereunder) and any other law or regulation applicable thereto. The Company shall not be obligated to issue any shares of Common Stock pursuant to this Agreement if such issuance would violate any such requirements.

17. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity, legality or enforceability of the remainder of this Agreement, it being intended that all rights and obligations of the Company and the Recipient shall be enforceable to the fullest extent permitted by law.

18. Statute of Limitations. The Recipient hereby agrees that there shall be a one-year statute of limitations for the filing of any claim relating to this Agreement or the terms or conditions of the Stock Option. If such a claim is filed more than one year subsequent to the date on which the Stock Option terminates for any reason whatsoever, it shall be precluded by this provision, whether or not the claim has accrued at that time.

IN WITNESS WHEREOF, the undersigned officer of the Company has executed this Agreement as of the Date of Grant.

LYDALL, INC.

By:
Dale G. Barnhart
President and Chief Executive Officer

The undersigned Recipient hereby acknowledges receipt of the foregoing Nonqualified Stock Option Agreement and agrees to its terms and conditions.

BOD Name:

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